EXHIBIT 99.1
     NEWS RELEASE

CONTACTS:	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S INC. ANNOUNCES PLANS FOR ROLLOUT
OF RE-BRANDING INITIATIVES
NASHVILLE, Tenn. (November 20, 2007) — O’Charley’s Inc. (Nasdaq: CHUX), a leading casual-dining restaurant company, announced today that its Board of Directors approved plans for the rollout of the Company’s re-branding initiatives at its regularly-scheduled meeting on November 13 and 14. The Company’s plans for 2008 include the completion of between 65 and 70 ‘Project RevO’lution’ re-brandings at O’Charley’s restaurants, and between 38 and 42 ‘Project Dressed to the Nines’ re-brandings at Ninety Nine restaurants. The Company expects to substantially complete the re-branding initiatives in both restaurant concepts by the end of 2009. These re-branding initiatives include the remodeling and reimaging of the restaurants, staff training, and the introduction of new service standards, plateware and uniforms.
     “The performance of the 29 ‘Project RevO’lution’ and 44 ‘Project Dressed to the Nines’ re-brandings completed to date continues to exceed our expectations,” said Gregory L. Burns, chairman and chief executive officer of O’Charley’s Inc. “We believe that the roll-out of these initiatives will create a point of competitive differentiation between our brands and the competition, and will help us to position the Company for long-term growth and profitability. We appreciate the strong support of our Board of Directors for these initiatives, which are key elements of our transformation strategy.”
About O’Charley’s Inc.
O’Charley’s Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 365 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 240 restaurants in 20 states in the Southeast and Midwest, including 229 company-owned and operated restaurants in 16 states, four franchised O’Charley’s restaurants in Michigan, one franchised restaurant in Pennsylvania, one franchised restaurant in Ohio, one franchised restaurant in Iowa, one franchised restaurant in Tennessee, two joint venture restaurants in Louisiana, and one joint venture restaurant in Wisconsin. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The Company operates Ninety Nine restaurants in 115 locations throughout Connecticut, Maine,

CHUX Announces Rollout of Re-Branding Initiatives

November 20, 2007
Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, and Vermont. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Company operates 10 Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky, Ohio, Missouri and Tennessee. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “expect,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company’s ability to successfully implement and realize projected sales increases from its re-branding efforts; the Company’s ability to increase operating margins and increase same-store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results of operations; the effect that the phase out of Kids Eat Free has on our results of operations; the Company’s ability to successfully implement and realize projected savings from changes to its supply chain; the possibility that the final determination of the impairment and other charges associated with the supply chain changes may exceed the amounts projected; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; the impact on our results of operations of restarting development of our Stoney River concept, and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
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